UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2005

FRANKLIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One Franklin Parkway, San Mateo, California	94403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 312-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As of September 28, 2005, Franklin Resources, Inc. (the “Company”) and Samuel H. Armacost, a director of the Company, entered into an Indemnification Agreement. It is the Company’s policy to enter into indemnification agreements (“Indemnification Agreements”) with its directors, some of whom are also executive officers (each, an “Indemnified Person”). The Indemnification Agreements generally provide for (i) if requested by the Indemnified Person, the advancing of attorneys’ fees and all other costs, expenses and obligations paid or incurred by the Indemnified Person in connection with investigating, defending, being a witness in or participating in, or preparing to defend, be a witness in or participate in, any Claim (“Expenses”) and (ii) indemnification of an Indemnified Person to the fullest extent permitted by law against any and all Expenses, judgments, fines, penalties and amounts paid in settlement of such Claim.

A “Claim” consists of participation in any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation that the Indemnified Person in good faith believes might lead to the institution of any such action, suit or proceeding and must be related to the fact that the Indemnified Person is or was a director, officer, employee, agent or fiduciary of the Company or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary for another corporation, partnership, join venture, employee benefit plan, trust or other enterprise.

Additionally, the Indemnification Agreements provide that if the Company pays an Indemnified Person pursuant to the Indemnification Agreements, the Company will be subrogated to the Indemnified Person’s rights to recover from third parties.

However, the Indemnification Agreements prohibit such indemnification (i) in connection with any Claim initiated by the Indemnified Person against the Company or any director or officer of the Company unless the Company has joined in or consented to the Claim or (ii) if selected members of the Board of Directors or other person or body appointed by the Board of Directors determines that such indemnification is not permitted under applicable law. In the event of such determination, the Indemnified Person agrees to reimburse the Company for all amounts that the Company has advanced to the Indemnified Person in respect of such indemnification.

The Indemnification Agreements also provide that if there is a change in control of the Company, the Company will seek legal advice from special, independent counsel selected by the Indemnified Person and approved by the Company with respect to matters thereafter arising concerning rights of the Indemnified Person under the Indemnification Agreement. Additionally, the Indemnification Agreements provide that if there is a potential change in control, the Company will, upon written request of the Indemnified Person, fund a trust to satisfy expenses reasonably anticipated to be incurred in connection with a Claim relating to an indemnifiable event.

This brief description of the Indemnification Agreements is not intended to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreements, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.
Date: October 4, 2005	/s/ Barbara J. Green
Name: Barbara J. Green Title: Vice President, Deputy General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Form of Indemnification Agreement.